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                                                              EXECUTION COPY

                               Dated 22 June, 2001

                        SOCIETE DES MINES DE MORILA S.A.

                                       and

                          N M ROTHSCHILD & SONS LIMITED
                             as the Security Trustee

                         -----------------------------

                                DEED OF AMENDMENT

                         -----------------------------

                                      MAYER
                                      BROWN
                                     & PLATT

                               Bucklersbury House
                             3 Queen Victoria Street
                                London, EC4N 8EL
                            Telephone: 020 7246 6200
                               Fax: 020 7329 4465
                               Reference: 99514374

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                              TABLE OF CONTENTS

CLAUSE                                                                     PAGE

     1.     INTERPRETATION.................................................. 1
     2.     AMENDMENT TO THE DEBENTURE...................................... 1
     3.     RATIFICATION.................................................... 1
     4.     COUNTERPARTS.................................................... 1
     5.     GOVERNING LAW................................................... 2

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THIS DEED OF AMENDMENT is made on 22 June, 2001 between:

(1) SOCIETE DES MINES DE MORILA S.A., a company (societe anonyme) organised and existing under the laws of the Republic of Mali (the "COMPANY"); and

(2) N M ROTHSCHILD & SONS LIMITED, a company organised and existing under the laws of England whose registered office is New Court, St. Swithin's Lane, London EC4P 4DU in its capacity as the Agent and the Security Trustee for the Lender Parties (in such capacity, the "SECURITY TRUSTEE", which expression shall include any person for the time being appointed as trustee or as an additional trustee for the purpose of, and in accordance with, this Deed of Amendment).

WHEREAS:

The Company and the Security Trustee have entered into a Debenture, dated February 24, 2000 (the "DEBENTURE"), pursuant to which, subject to the terms and conditions set forth therein, the Company charged certain assets in favour of the Security Trustee as continuing security for the payment of the Liabilities (as defined in the Debenture) and the Company and the Security Trustee now wish to amend certain of the provisions of the Debenture.

NOW THIS DEED OF AMENDMENT WITNESSES as follows:

1.     INTERPRETATION

       Unless otherwise defined herein or the context otherwise requires, terms used in this Deed of Amendment, including its preamble and recitals, have the meanings provided in the Debenture.

2.     AMENDMENTS TO THE DEBENTURE

       The Debenture is hereby amended by:

2.1 deleting the word "and" after the word "(Mali),", in the penultimate line of the definition of the term "Assigned Agreement(s)" and adding the phrase "and the Operating Agreement" after the word "(Offshore)" in the final line of such definition; and

2.2 deleting the word "or" after the word "Borrower" in the definition of the term "Liabilities" and replacing it with a comma, and adding the words "or Morila Holdings" after the word "RRL" in the first line thereof.

3.     RATIFICATION

       Except as specifically amended hereby, the Debenture shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects. All references to the Debenture in any document, instrument, agreement or writing shall hereafter be deemed to refer to the Debenture as amended hereby.

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4.     COUNTERPARTS

       This Deed of Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.     GOVERNING LAW

       This Deed of Amendment and all matters and disputes relating hereto shall be governed by and construed in accordance with English law.

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IN WITNESS whereof this Deed of Amendment has been duly executed and delivered as a deed the day and year first before written.

THE COMPANY

EXECUTED and DELIVERED as a      )       /s/ PETER LYSLE TURNER
deed by SOCIETE DES MINES DE     )       ______________________________________
MORILA S.A.                              Signature

                                         PETER LYSLE TURNER
                                         ______________________________________
                                         Name Printed

                                         Director
                                         ______________________________________


                                         /s/ SHAHEEN CASSIM
                                         ______________________________________
                                         Signature

                                         SHAHEEN CASSIM
                                         ______________________________________
                                         Name Printed

                                         Director
                                         ______________________________________

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THE SECURITY TRUSTEE

EXECUTED and DELIVERED as a      )       /s/ C COLEMAN
deed per pro N M ROTHSCHILD &    )       ______________________________________
SONS LIMITED                             Signature

                                         C COLEMAN
                                         ______________________________________
                                         Name Printed

                                         Director
                                         ______________________________________


                                         /s/ JUDITH VINCE
                                         ______________________________________
                                         Signature

                                         JUDITH VINCE
                                         ______________________________________
                                         Name Printed

                                         ASSISTANT SECRETARY
                                         ______________________________________

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